EXHIBIT 23.6


               CONSENT OF YOAV MARK LEWIS, INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ECI Telecom Ltd. Employee Share Incentive Plan 2002 of our report dated 31/12/2001, with respect to the financial statements and schedule of ECI Telecom Ltd. included in ECI Telecom Ltd.'s annual report on Form 20-F for the year ended December 31, 2001, filed with the Securities and Exchange Commission on June 28, 2002.

/s/ Yoav Mark Lewis
Yoav Mark Lewis
Chartered Accountants
06.03.03